UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

March 21, 2018

Date of Report (date of earliest event reported)

Sigma Designs, Inc.

(Exact name of Registrant as specified in its charter)

California	001-32207	94-2848099
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

47467 Fremont Blvd.

Fremont, California 94538

(Address of principal executive offices)

(510) 897-0200

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.                                                                                                             ☐

Item 1.01. Entry Into a Material Definitive Agreement

On March 21, 2018, Sigma Designs, Inc. (the “Company”), along with its wholly-owned subsidiaries, Sigma Designs Technology Singapore Pte. Limited, a Singapore limited company (“Asia Seller”), Sigma Designs Technology Netherlands B.V., a Netherlands company (“Netherlands Seller”), Sigma International Limited, a Cayman company (“Cayman Seller” and together with the Company, Asia Seller and Netherlands Seller, collectively and each a “Seller”) entered into an Asset Purchase Agreement (the “Purchase Agreement”) with V-Silicon International, Inc., a Cayman Islands corporation (“V-Silicon Cayman”) and V-Silicon, Inc., a Delaware corporation (“V-Silicon US,” and together with V-Silicon Cayman, collectively and each a “Buyer”). Subject to the terms and conditions of the Purchase Agreement, Buyer has agreed to purchase substantially all of the assets and assume substantially all of the liabilities of the Company’s Smart TV and set-top box business (the “Multimedia Business”), except for certain specified assets and liabilities, from Seller for $5,000,000 (the “Purchase Price”) in cash (the “Transaction”). The Purchase Price is subject to an adjustment based on the actual net working capital of the Multimedia Business at the Closing relative to a target working capital of $2,500,000. Based on the amount of working capital in the Multimedia Business on March 21, 2018, Seller currently expects to receive approximately $4,700,000 in cash as consideration in the Transaction, subject to final confirmation of the net working capital amount as of the Closing.

Thinh Q. Tran, the Company’s former President and Chief Executive Officer and a former director on the Company’s Board, is the founder of Buyer. The Purchase Agreement was negotiated at arm’s length and only after the departure of Mr. Tran from the Company.

The Company anticipates closing the Transaction (the “Closing”) in the first quarter of fiscal 2019, ending April 28, 2018. The obligations of each of Seller and Buyer to consummate the Transaction are subject to (x) the accuracy of the other party’s representations and warranties contained in the Purchase Agreement (subject to Material Adverse Effect (as defined in the Purchase Agreement) qualifiers), (y) the other party's performance with its covenants under the Purchase Agreement (subject to Material Adverse Effect qualifiers), and (z) certain other specified closing conditions.

The Purchase Agreement also includes certain customary termination provisions in favor of both Seller, on the one hand, and Buyer, on the other hand.

Seller, on the one hand, and Buyer, on the other hand, have agreed to indemnify the other party for losses arising from certain breaches of the Purchase Agreement and for certain other liabilities, subject to certain limitations.

In connection with the Transaction, Seller and Buyer will also enter into a transition services agreement.

The Company has filed a definitive proxy statement in connection with the announced sale of the Company’s Z-Wave business to Silicon Labs (the “Z-Wave Sale”). The Company intends to file a supplement to the definitive proxy statement with additional information about the Transaction and the impact of the Transaction on the cash that is expected to be available for distribution to shareholders if the Z-Wave Sale is completed. If the Company consummates the Transaction to divest its Multimedia Business and the Z-Wave Sale, the sole remaining business at the Company will be its Mobile IoT business. As a result, the Company intends to update its guidance for the first quarter of fiscal 2019 that it previously provided in its Current Report on Form 8-K filed with the Securities and Exchange Commission on March 19, 2018.

The foregoing description of the Purchase Agreement does not purport to be complete and is subject to and qualified in its entirety by reference to the full text of the Purchase Agreement, a copy of which is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The Purchase Agreement has been attached to provide investors with information regarding its terms. It is not intended to provide any other factual information about the parties. Certain representations and warranties in the Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Purchase Agreement as characterizations of the actual state of facts about the parties.

Pursuant to the terms of the Purchase Agreement and under the terms of a separate agreement with another party, the Company is receiving indemnification for any losses and expenses incurred in connection with the currently outstanding lawsuits related to the Multimedia Business. As a result, the Company does not anticipate incurring significant costs from these lawsuits in the future.

Forward-Looking Statements

This current report on Form 8-K contains forward-looking statements (including within the meaning of Section 21E of the United States Securities Exchange Act of 1934, as amended, and Section 27A of the United States Securities Act of 1933, as amended) concerning the proposed sale by Sigma Designs, Inc. of the Multimedia Business to the Buyer. These statements include, but are not limited to, statements that address the benefits to Sigma of the proposed transaction, the anticipated amount of proceeds to be received by Sigma in the Transaction, the anticipated timing of the closing of the proposed transaction, and other statements identified by words such as “will”, “expect”, “intends”, “believe”, “anticipate”, “estimate”, “should”, “intend”, “plan”, “potential”, “predict” “project”, “aim”, and similar words, phrases or expressions. These forward-looking statements are based on current expectations and beliefs of the management of Sigma Designs, as well as assumptions made by, and information currently available to, such management, and involve risks and uncertainties, many of which are Sigma’s and its management’s control, and which may cause actual results to differ materially from those contained in forward-looking statements. Accordingly, you should not place undue reliance on such statements.

Particular uncertainties that could materially affect future results include any risks associated with the proposed transaction such as: (1) the risk that the conditions to the closing of the transaction are not satisfied; (2) uncertainties as to the timing of the consummation of the transaction and the ability of each party to consummate the transaction; (3) risks that the proposed transaction disrupts the current plans and operations of Sigma Designs; (4) unexpected costs, charges or expenses resulting from the transaction; and (5) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction.

The foregoing review of important factors that could cause actual events to differ from expectations should not be construed as exhaustive and should be read in conjunction Sigma Designs’ filings with the Securities and Exchange Commission (“SEC”), which you may obtain for free at the SEC’s website at http://www.sec.gov, and which discuss additional important risk factors that may affect their respective businesses, results of operations and financial conditions. Sigma Designs undertakes no intent or obligation to publicly update or revise any of these forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

Additional Information and Where to Find It

Sigma Designs has filed a definitive proxy statement in connection with the announced sale of Sigma’s Z-Wave business to Silicon Labs (the “Z-Wave Sale”). Sigma Designs intends to file a supplement to the definitive proxy statement with additional information about the Transaction described above and the impact of the Transaction on the cash that will be available for distribution to shareholders if the Z-Wave Sale is completed. Investors and security holders of Sigma Designs are urged to read such proxy statement (including any amendments or supplements thereto) and any other relevant documents in connection with the Z-Wave Sale that Sigma has filed with the SEC because they contain important information about Sigma Designs and the Z-Wave Sale. Such materials filed by Sigma Designs with the SEC may be obtained free of charge at the SEC’s website (http://www.sec.gov) or at the Investor Relations page on Sigma Designs’ website at www.sigmadesigns.com or by writing to Sigma Designs’ Secretary at 47467 Fremont Blvd. Fremont, CA 94538 USA.

Sigma Designs and its directors and executive officers may be deemed to be participants in the solicitation of proxies from Sigma Designs’ shareholders with respect to the Z-Wave Sale. Additional information about Sigma Designs’ directors and executive officers is set forth in Sigma Designs’ proxy statement on Schedule 14A filed with the SEC on March 19, 2018 and Annual Report on Forms 10-K and 10-K/A for the fiscal year ended January 28, 2017. Information regarding their direct or indirect interests in the Z-Wave Sale will be set forth in the proxy statement and other materials to be filed with SEC.

Item 9.01 Financial Statements and Exhibits

The information contained in this Item 9.01 and in the accompanying exhibits shall not be deemed filed for purposes of Section 18 of the Exchange Act or incorporated by reference in any filing under the Exchange Act or the Securities Act, except as shall be expressly set forth by specific reference in such filing.

(d)	Exhibits

Exhibits

Item No.	Description

2.1

Asset Purchase Agreement dated March 21, 2018, by and among Sigma Designs, Inc., a California corporation, Sigma Designs Technology Singapore Pte. Limited, a Singapore limited company, Sigma Designs Technology Netherlands B.V., a Netherlands company, Sigma International Limited, a Cayman company, V-Silicon International, Inc., a Cayman Islands corporation and V-Silicon, Inc., a Delaware corporation *

* Schedules to the agreement have been omitted pursuant to Item 601(b)(2) of Regulation S-K. Sigma Designs hereby undertakes to furnish supplementally a copy of any omitted schedule or exhibit to such agreement to the U.S. Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SIGMA DESIGNS, INC.

Date: March 22, 2018	By:	/s/ Elias Nader
Elias Nader Interim President and Chief Executive Officer and Chief Financial Officer